UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

NetREIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000‑53673	33-0841255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1282 Pacific Oaks Place, Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 471-8536

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 24, 2015, NetREIT, Inc., a Maryland corporation (the “Company”), completed the acquisition of Highlands Ranch Shea Center II, LLC, 1805 Shea Center Drive, Highlands Ranch, Colorado (“Property”) for a purchase price of Twenty-Five Million Three Hundred Twenty-Five Thousand and Zero/100 Dollars ($25,325,000) from Highlands Ranch Shea Center II, LLC an unaffiliated Colorado limited liability company. The entry into the agreement to acquire the Property was previously reported by the Company in a Current Report filed November 12, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Property) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete an acquisition under contract, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements.  To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered.  You are cautioned not to place undue reliance on any forward-looking statements.  The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETREIT, INC

Date: December 30, 2015	By:	/s/ Kenneth W. Elsberry
Name: Kenneth W. Elsberry
Title Chief Financial Officer